Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 (No. 333-215941) of GlyEco, Inc. of our report dated April 6, 2017 (which includes an explanatory paragraph relating to the substantial doubt about GlyEco, Inc.’s ability to continue as a going concern), relating to the consolidated financial statements of GlyEco, Inc. and subsidiaries as of December 31, 2016 and 2015 and for the years then ended, appearing in the Prospectus, which is part of this registration statement.

We also consent to the reference to us under the heading “Experts” in such registration statement.

KMJ Corbin & Company LLP

Costa Mesa, California

June 30, 2017

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